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                                    2 CHANGI SOUTH LANE       TEL: +65.6299.8888
PRESS RELEASE
                                    SINGAPORE 486123


                                                                   Exhibit 99.01

FLEXTRONICS CONTACTS:
Thomas J. Smach
Senior Vice President of Finance
+1.408.576.7722
investor_relations@flextronics.com

Renee Brotherton
Director of Corporate Marketing
+1.408.576.7189
renee.brotherton@flextronics.com

               FLEXTRONICS ANNOUNCES RECORD THIRD QUARTER RESULTS
               -NET SALES $4.15 BILLION; PROFIT MARGINS INCREASE
                   -CASH CONVERSION CYCLE IMPROVES TO 14 DAYS
                              -GUIDANCE INCREASED

SINGAPORE, JANUARY 27, 2004 - Flextronics (NASDAQ: FLEX) today announced results for the quarter ended December 31, 2003, as follows:

(In millions, except EPS) (1)                      THREE MONTHS ENDED                            NINE MONTHS ENDED
                                    ------------------------------------------------      -------------------------------
                                    DECEMBER 31,     SEPTEMBER 30,      DECEMBER 31,      DECEMBER 31,       DECEMBER 31,
                                        2003             2003              2002              2003               2002
                                    ------------     -------------      ------------      ------------       ------------
Net sales                           $    4,152.3     $     3,503.2      $    3,851.5      $   10,762.3       $   10,319.1
Proforma operating income           $      117.8     $        73.5      $       97.4      $      240.0       $      222.1
GAAP operating income (loss)        $       46.8     $        13.3      $        0.8      $     (218.4)      $      (82.3)
Proforma net income                 $       93.9     $        47.5      $       66.2      $      161.9       $      136.3
GAAP net income (loss)              $       21.4     $      (100.1)     $       (6.5)     $     (368.4)      $     (103.0)
Diluted proforma EPS                $       0.17     $        0.09      $       0.13      $       0.29       $       0.26
Diluted GAAP EPS                    $       0.04     $       (0.19)     $      (0.01)     $      (0.70)      $      (0.20)

      (1) Proforma results exclude intangibles amortization and restructuring and other charges, as applicable. See Schedules 1 and 2 attached to this press release for a reconciliation of proforma results to Generally Accepted Accounting Principles ("GAAP") results.

Net sales in the quarter reached a record of $4.15 billion, which represents a sequential increase of $649.1 million, or 18.5% over the September quarter, and a year-over-year increase of $300.8 million, or 7.8% over the December 2002 quarter.

Proforma net income was $93.9 million, or $0.17 per diluted share for the quarter, which represents a sequential increase of $46.4 million, or 97.6% over the September quarter, and a year-over-year increase of $27.8 million, or 41.9% over the December 2002 quarter. Including after-tax amortization expense of $8.6 million, previously announced restructuring costs of $49.5 million, and litigation settlement costs of $14.4 million, net income in the December quarter of 2003 was $21.4 million on a GAAP basis, or $0.04 per diluted share, as compared to a net loss of $6.5 million, or a $0.01 loss per share in the
December quarter of 2002.
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                                    2 CHANGI SOUTH LANE       TEL: +65.6299.8888
PRESS RELEASE
                                    SINGAPORE 486123


The quarterly results reflect a number of financial milestones, including record inventory turns of 13 times, a cash conversion cycle of 14 days and selling, general and administrative ("SG&A") expense of 2.9% of sales. In addition, proforma cash flow from operations was $356 million, which excludes approximately $68 million of payments for restructuring and other charges.

"As we begin to realize the earnings leverage imbedded in our business, our financial results will continue to improve. For instance, during the December 2003 quarter, year-over-year revenues increased 8%, while proforma net income increased 42%. The improved operating results are what we expected to begin to see as we emerge from the technology downtown. While we are pleased that our margins, overall profitability, return on invested tangible capital, and many other financial metrics have improved this quarter, we continue to be completely focused on driving additional improvements in our operating performance. As demand trends further improve, we expect utilization rates will improve, pricing will increase, our higher value-add supply chain services will grow, as will our ODM services. All of this, combined with further operating leverage, should result in increasing margins," said Michael E. Marks, Chief Executive Officer of Flextronics.

Addressing the business outlook, Marks added, "Clearly, business conditions have improved and we executed well this quarter, which resulted in Flextronics achieving many financial milestones that we will continue to build on next year. We believe that next year should show improvement in several areas. Major restructurings in the industry should be nearly completed, excess equipment capacity should be substantially reduced, and demand should continue to improve. With the expected increase in profits from most of our business units, we are increasingly confident that Flextronics is nicely positioned for growth in revenue, margins and profits."

Marks concluded, "Last week's announcement regarding our discussions with Nortel Networks has the potential to be a major transformational event for Flextronics in many ways. As currently being discussed, it has the potential to be the largest program award in the history of the EMS industry, with revenues exceeding $2 billion per year for Flextronics. Not only would this program use all of our end-to-end supply chain services, it would also have a major and immediate impact on diversifying our product mix and would make Flextronics the undisputed leading EMS provider of high-end telecom infrastructure products."

The Company provided guidance that excludes the Nortel discussions, as it does not forecast the contribution of new programs until definitive agreements are in place. The Company has increased its expectations for the March 2004 quarter by 10% for sales and 20% for proforma earnings per share to a range of $3.4 to $3.6 billion and $0.09 to $0.11, respectively. In addition, the Company indicated that both revenues and proforma earnings per share for the June, September, and December 2004 quarters are expected to exceed the existing First Call consensus estimates by approximately 10%. GAAP earnings are expected to be lower than proforma earnings by approximately $0.02 per diluted share reflecting quarterly amortization expense, as well as the completion of previously announced restructuring plans, which are expected to result in a charge in the March 2004 quarter of approximately $35 million, or approximately $0.06 per diluted share.

A conference call hosted by Flextronics' management will be held today at 1:30 p.m. PST to discuss the Company's financial results and its outlook. This call will be broadcast via the
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                                    2 CHANGI SOUTH LANE       TEL: +65.6299.8888
PRESS RELEASE
                                    SINGAPORE 486123


Internet and may be accessed by logging on to the Company's website at www.flextronics.com. Additional information in the form of a slide presentation and CEO's Letter to Shareholders that summarizes and discusses the quarterly results may also be found on the site. A replay of the broadcast will remain available on the Company's website after the call.

Minimum requirements to listen to the broadcast are Microsoft Windows Media Player software (free download at http://www.microsoft.com/windows/windowsmedia/download/default.asp) and at least a 28.8 Kbps bandwidth connection to the Internet.

ABOUT FLEXTRONICS

Headquartered in Singapore, Flextronics is the leading Electronics Manufacturing Services (EMS) provider focused on delivering operational services to technology companies. With fiscal year 2003 revenues of $13.4 billion, Flextronics is a major global operating company with design, engineering, manufacturing and logistics operations in 29 countries and five continents. This global presence allows for manufacturing excellence through a network of facilities situated in key markets and geographies that provide its customers with the resources, technology and capacity to optimize their operations. Flextronics' ability to provide end-to-end operational services that include innovative product design, test solutions, manufacturing, IT expertise, network services, and logistics has established the Company as the leading EMS provider. For more information, please visit www.flextronics.com.

                                     # # #

This news release, the CEO's Letter to the Shareholders and the earnings slide presentation contain forward-looking statements within the meaning of federal securities laws and are subject to the safe harbor under those laws. These forward-looking statements include statements related to trends in our industry and end markets, including changes in customer demand, future growth, increased utilization rates, improved pricing, new customer activities, improved general economic conditions, seasonality, ODM activity, industry capacity, anticipated revenues, earnings leverage, operating margins and results, cash flow, profitability, benefits and level of future restructuring charges, and the expected impact of potential new programs on our anticipated revenues and earnings. These forward-looking statements involve risks and uncertainties that could cause the actual results to differ materially from those anticipated by these forward-looking statements. These risks include the challenges of effectively managing our operations, particularly during uncertain economic conditions, the risk that we may not obtain anticipated new customer programs, including the program under discussion with Nortel, or that if we do, they may be delayed, and may not contribute to our revenue or profitability as expected, or at all, the need for future restructurings, integrating acquired companies, responding to changes in economic trends and to fluctuations in demand for customers' products and changes in customers' orders, our dependence on a small number of large customers, our dependence on industries affected by rapid technological change, competition in our industry and the other risks described under "Management's Discussion and Analysis of Financial Condition and Results
of Operations - Risk Factors " in our most recent Annual Report on Form 10-K and quarterly reports on Form 10-Q and current reports on Form 8-K, filed with the SEC. The forward-looking statements in this news release, the CEO's Letter to the Shareholders and the earnings slide presentation, are based on current expectations, and Flextronics assumes no obligation to update these forward-looking statements.
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                                    2 CHANGI SOUTH LANE       TEL: +65.6299.8888
PRESS RELEASE
                                    SINGAPORE 486123


                                                                      SCHEDULE 1

                FLEXTRONICS INTERNATIONAL LTD. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                                THIRD QUARTER ENDED DECEMBER 31, 2003     THIRD QUARTER ENDED DECEMBER 31, 2002
                                               ---------------------------------------  -----------------------------------------
                                                             PROFORMA                                   PROFORMA
                                               PROFORMA(1)  ADJUSTMENTS       GAAP      PROFORMA(1)    ADJUSTMENTS       GAAP
                                               -----------  -----------    -----------  -----------    -----------    -----------
Net sales                                      $ 4,152,344                 $ 4,152,344  $ 3,851,494                   $ 3,851,494

Cost of sales                                    3,912,912                   3,912,912    3,638,559                     3,638,559

Restructuring and other charges                         --       50,553         50,553           --         86,892         86,892
                                               -----------  -----------    -----------  -----------    -----------    -----------

      Gross profit                                 239,432      (50,553)       188,879      212,935        (86,892)       126,043

Selling, general and administrative expenses       121,597                     121,597      115,502                       115,502

Restructuring and other charges                         --       20,466         20,466           --          9,696         9,696
                                               -----------  -----------    -----------  -----------    -----------    -----------

      Operating income                             117,835      (71,019)        46,816       97,433        (96,588)           845

Intangibles amortization                                --        9,553          9,553           --          6,147          6,147

Interest and other expense, net                     13,453                      13,453       23,901                        23,901
                                               -----------  -----------    -----------  -----------    -----------    -----------

      Income (loss) before income taxes            104,382      (80,572)        23,810       73,532       (102,735)       (29,203)

Provision for (benefit from)  income taxes          10,438       (8,057)         2,381        7,349        (30,075)       (22,726)
                                               -----------  -----------    -----------  -----------    -----------    -----------

      Net income (loss)                        $    93,944  $   (72,515)   $    21,429  $    66,183    $   (72,660)   $    (6,477)
                                               ===========  ===========    ===========  ===========    ===========    ===========

Earnings (loss) per share:

      Basic                                    $      0.18                 $      0.04  $      0.13                   $     (0.01)
                                               ===========                 ===========  ===========                   ===========

      Diluted                                  $      0.17                 $      0.04  $      0.13                   $     (0.01)
                                               ===========                 ===========  ===========                   ===========
Shares used in computing per share amounts:

      Basic                                        527,321                     527,321      517,810                       517,810
                                               ===========                 ===========  ===========                   ===========

      Diluted                                      561,438                     561,438      526,441                       517,810
                                               ===========                 ===========  ===========                   ===========

      (1) Proforma results exclude intangibles amortization, restructuring charges and the Beckman Coulter legal settlement, as applicable.
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                                    2 CHANGI SOUTH LANE       TEL: +65.6299.8888
PRESS RELEASE
                                    SINGAPORE 486123


                                                                      SCHEDULE 2

                FLEXTRONICS INTERNATIONAL LTD. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                                  NINE MONTHS ENDED DECEMBER 31, 2003       NINE MONTHS ENDED DECEMBER 31, 2002
                                                ---------------------------------------   ---------------------------------------
                                                               PROFORMA                                  PROFORMA
                                                PROFORMA(1)   ADJUSTMENTS      GAAP       PROFORMA(1)   ADJUSTMENTS      GAAP
                                                -----------   -----------   -----------   -----------   -----------   -----------
Net sales                                       $10,762,263                 $10,762,263   $10,319,134                 $10,319,134

Cost of sales                                    10,175,320                  10,175,320     9,756,875                   9,756,875

Restructuring and other charges                          --       401,750       401,750            --       266,244       266,244
                                                -----------   -----------   -----------   -----------   -----------   -----------

      Gross profit                                  586,943      (401,750)      185,193       562,259      (266,244)      296,015

Selling, general and administrative expenses        346,952                     346,952       340,112                     340,112

Restructuring and other charges                          --        56,629        56,629            --        38,167        38,167
                                                -----------   -----------   -----------   -----------   -----------   -----------

      Operating income (loss)                       239,991      (458,379)     (218,388)      222,147      (304,411)      (82,264)

Intangibles amortization                                 --        26,943        26,943            --        15,314        15,314

Interest and other expense, net                      60,067                      60,067        70,756                      70,756

Loss on early extinguishment of debt                     --       103,909       103,909            --                          --
                                                -----------   -----------   -----------   -----------   -----------   -----------

      Income (loss) before income taxes             179,924      (589,231)     (409,307)      151,391      (319,725)     (168,334)

Provision for (benefit from)  income taxes           17,992       (58,923)      (40,931)       15,139       (80,494)      (65,355)
                                                -----------   -----------   -----------   -----------   -----------   -----------

      Net income (loss)                         $   161,932   $  (530,308)  $  (368,376)  $   136,252   $  (239,231)  $  (102,979)
                                                ===========   ===========   ===========   ===========   ===========   ===========

Earnings (loss) per share:

      Basic                                     $      0.31                 $     (0.70)  $      0.26                 $     (0.20)
                                                ===========                 ===========   ===========                 ===========

      Diluted                                   $      0.29                 $     (0.70)  $      0.26                 $     (0.20)
                                                ===========                 ===========   ===========                 ===========

Shares used in computing per share amounts:

      Basic                                         523,983                     523,983       516,508                     516,508
                                                ===========                 ===========   ===========                 ===========

      Diluted                                       556,054                     523,983       525,278                     516,508
                                                ===========                 ===========   ===========                 ===========

      (1) Proforma results exclude intangibles amortization, costs associated with the early extinguishment of debt, restructuring charges and the Beckman Coulter legal settlement, as applicable.
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                                    2 CHANGI SOUTH LANE       TEL: +65.6299.8888
PRESS RELEASE
                                    SINGAPORE 486123


                                                                      SCHEDULE 3

                FLEXTRONICS INTERNATIONAL LTD. AND SUBSIDIARIES
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                                          AS OF               AS OF
                                                                    DECEMBER 31, 2003     MARCH 31, 2003
                                                                    -----------------   -----------------
                                                  ASSETS

CURRENT ASSETS:
      Cash and cash equivalents                                     $         830,213   $         424,020
      Accounts receivable, net                                              1,792,759           1,417,086
      Inventories                                                           1,204,398           1,141,559
      Deferred income taxes                                                    36,681              29,153
      Other current assets                                                    680,801             466,942
                                                                    -----------------   -----------------
           Total current assets                                             4,544,852           3,478,760
Property, plant and equipment, net                                          1,641,723           1,965,729
Deferred income taxes                                                         470,723             415,041
Goodwill and other intangibles, net                                         2,352,896           2,192,910
Other assets                                                                  500,288             341,664
                                                                    -----------------   -----------------
           Total assets                                             $       9,510,482   $       8,394,104
                                                                    =================   =================

                                   LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
      Bank borrowings and current portion of long-term debt         $          70,707   $          52,484
      Current portion of capital lease obligations                              8,903               7,622
      Accounts payable                                                      2,395,340           1,601,923
      Other current liabilities                                             1,025,049             918,990
                                                                    -----------------   -----------------
           Total current liabilities                                        3,499,999           2,581,019
Long-term debt, net of current portion:
      Capital lease obligations                                                17,184               7,909
      8 3/4% Senior Subordinated Notes due 2007                                    --             150,000
      Zero Coupon Convertible Junior Subordinated Notes due 2008              200,000             200,000
      9 7/8% Senior Subordinated Notes due 2010, net of discount                7,337             497,172
      9 3/4% Euro Senior Subordinated Notes due 2010                          186,637             160,192
      1% Convertible Senior Subordinated Notes due 2010                       500,000                  --
      6 1/2% Senior Subordinated Notes due 2013                               400,000                  --
      Other                                                                   108,780              34,580
Other liabilities                                                             217,770             221,212

Total shareholders' equity                                                  4,372,775           4,542,020
                                                                    -----------------   -----------------
           Total liabilities and shareholders' equity               $       9,510,482   $       8,394,104
                                                                    =================   =================